UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

Universal Travel Group

(Exact name of registrant as specified in its charter)

Nevada	001-34284	90-0296536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9F, Building A, Rongchao Marina Bay Center NO. 2021 Haixiu Road, Bao’an District Shenzhen, People’s Republic of China 518133
(Address of principal executive offices) (zip code)

86 755 836 68489
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Commentary to Section 303A.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual requires each listed company to disclose in its proxy statement the method for interested parties to communicate directly with the presiding director of the Board of Directors of a company or with the non-management directors as a group. Universal Travel Group’s (the “Company”) proxy statement for the 2011 stockholder meeting filed with the Securities and Exchange Commission on August 16, 2011 included a procedure for stockholders to communicate with the Board, but inadvertently did not include the communication procedure for other interested parties.

On February 15, 2012, the NYSE notified the Company that the required information regarding communications by interested parties with the presiding director or with the non-management directors was not contained in the proxy statement. The NYSE advised the Company to cure this non-compliance by filing a Current Report on Form 8-K with the required disclosure. Set forth below is the Company’s policy for communications by interested parties with the Company’s Board of Directors:

Stockholders of the Company seeking to communicate with the Board, including communication of concerns relating to accounting, internal accounting controls, audit matters, fraud or unethical behavior, may do so by writing to the directors at the following address: Universal Travel Group, 9F, Building A, Rongchao Marina Bay Center, No. 2021 Haixiu Road, Bao’an District, Shenzhen, People’s Republic of China 518133 Attention: Secretary. Any interested parties wishing to communicate with the non-management directors regarding the Company may do so by writing to the non-management directors or the Lead Independent Director at the same address as noted above.

The aforementioned policy for communications by interested parties with the Company’s Board of Directors is also included in the Company’s Corporate Governance Guidelines available on the Company’s website at http://content.stockpr.com/utvg/media/f4f553b400f94197b01b70d356ae53b4.pdf

In future years, the Company will include this disclosure in its definitive proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2012	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jing Xie
Jing Xie Chief Financial Officer